 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2009, with respect to the consolidated financial statements included in the Annual Report of SMF Energy Corporation on Form 10-K for the year ended June 30, 2009. We hereby consent to the incorporation by reference in the Registration Statement of SMF Energy Corporation on Form S-3 (File No. 333-158328, effective June 26, 2009).

/s/ Grant Thornton LLP
Fort Lauderdale, Florida
September 28, 2009